Exhibit 21.01

SUBSIDIARIES OF OUTBACK STEAKHOUSE, INC.

SUBSIDIARY NAME	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
Outback Steakhouse of Florida, Inc.	Florida
Carrabba's Italian Grill, Inc.	Florida
Outback Steakhouse International, Inc.	Florida
OSI International, Inc.	Florida
OS Asset, Inc.	Florida
OS Capital, Inc.	Delaware
OS Investments, Inc.	California
OS Management, Inc.	Florida
OS Pacific, Inc.	Florida
OS Prime, Inc.	Florida
OS Realty, Inc.	Florida
Outback Shipping Co., Inc.	Florida
OS Southern, Inc.	Florida
Outback Sports, LLC	Delaware
OS Tropical, Inc.	Florida
Bonefish Grill, Inc.	Florida
OS Cathay, Inc.	Florida
OS Marketing Services, Inc.	Colorado
Outback & Carrabba's of New Mexico, Inc.	New Mexico
OS Mortgage Holdings, Inc.	Delaware
OS USSF, Inc.	Florida

SUBSIDIARIES OF OUTBACK STEAKHOUSE OF FLORIDA, INC.

SUBSIDIARY NAME	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
Outback Catering, Inc.	Florida
OS Restaurant Services, Inc., f.k.a. Outback Employee Services, Inc.	Delaware
Boomerang Air, Inc.	Florida
Outback Steakhouse Partners, Inc.	Florida